EXHIBIT 31(a)

                          CEO CERTIFICATION PURSUANT TO
                            RULE 13a-14(a)/15d-14(a)



I, Robert E. Evans, certify that:

1.       I have reviewed this Quarterly Report on Form 10-Q/A of Peoples Bancorp
         Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;





Date: August 14, 2003

                             /s/ ROBERT E. EVANS
                                 -----------------------------------------------
                                 Robert E. Evans
                                 Chairman, President and Chief Executive Officer (Principal Executive Officer)